UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

Apolo Gold & Energy Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th floor, Kam Chung Commercial Bldg,19-21 Hennessy Road, Wanchai, Hong Kong

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective January 16, 2014, Apolo Gold & Energy Inc. (the “Company announces the appointment of two new directors to the Company.

Fan Xiaojun, , Director.

Mr. Fan Xiaojun received a Bachelor of Business Studies degree from the Hunan University of Commerce in June 1987. From July 1987 to December 2002 he worked as an Administrative Officer for the People’s Government of Hunan Province conducting professional research, providing services and supervising small local companies. He was also responsible for the preparation of plans for government officials and for monitoring the disclosure of government’s activities. From January 2003 to December 2012 he served as an Investment Manager for the Beijing CenTech RVing Club Co. Ltd. where he was in charge of planning the development strategy and implementing the details of annual investment plans for the company. He served as a director for ECP (Emerging Capital Partners) from January 2006 to December 2012. His duties included establishing the company’s strategic policies, planning its annual objectives and principals of management in order to minimize company’s bond issuances. From January 2009 to January 2012 he served as a director of US Master Partnership Limited for the Greater China region where his responsibilities included the implementation of the company’s acquisition plans, and evaluation of its financial reports. Since February 2012 he has been serving as the Chairman and Chief Executive Officer of the Zhong Hao Asset Management(Hunan) Co.,Ltd. in this role he is in charge of conducting the company’s operations and decision making respecting income distribution and financial plans.

Zheng Heping, Director

Mr. Zheng Heping received a Bachelor of Business Studies degree from the Hunan University of Commerce in June 1997. From January 1998 to November 2005 he worked as a Marketing and Investment Consultant for the Beijing Zhongtian Fangche Club. He was responsible for providing financial services, customizing financial plans and establishing advertising and marketing campaigns. He served as president of San Ba Fu Le Limited from January 2006 to December 2008. His duties included conducting operations for the company, executing board decisions and coordinating the work of department heads. From February 2009 to November 2012 he worked as a fund manager and as a research and development director for Tianjin Hanhong, Co., Ltd. where he was responsible for setting up the company’s business administrative objectives, executing board decisions and organizing annual meeting for investors and partners. Since December 2012 has been Chairman of the Board of Directors of the Changsha Hanhong Co. Ltd. His duties include decision making for the company’s development strategy and administrative objectives, supervision of the daily duties of personnel and the hosting of shareholder and board meetings.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	News Release dated January 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2014

APOLO GOLD & ENERGY INC.

/s/ Kelvin Chak
Kelvin Chak, President, CEO, Director